EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

PROXY
MADISON FUNDS®
SPECIAL MEETING OF SHAREHOLDERS OF THE MADISON LARGE CAP VALUE FUND TO BE HELD ON SEPTEMBER 2, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The undersigned, revoking previous proxies, hereby appoints Holly Baggot and Greg Hoppe, or any one of them separately, attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to attend a Special Meeting (the “Meeting”) of Shareholders of Madison Large Cap Value Fund (the “Acquired Fund”), a series of Madison Funds (the “Trust”), to be held at 550 Science Drive, Madison, Wisconsin 53711, on September 2, 2020, at 10:00 a.m. Central time, and at any adjournment or postponement thereof, and vote all shares of the Acquired Fund, as indicated above, which the undersigned is entitled to vote at the Meeting and otherwise represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. This proxy shall be voted on the proposal described in the Notice of Special Meeting of Shareholders and accompanying Proxy Statement/Prospectus as specified on the reverse side.

Shares represented by this proxy card when properly executed will be voted in the manner directed herein by the shareholder, and in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment or postponement thereof, including any adjournment(s) necessary to obtain quorums and/or approval. If no direction is made, on a properly executed card, this proxy will be voted “FOR” the proposal. The shareholder hereby acknowledges receipt of this Notice of Special Meeting and Proxy Statement/Prospectus for the Special Meeting to be held on September 2, 2020.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE MARK, SIGN, AND DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting to be held on September 2, 2020
The Proxy Statement/Prospectus for this meeting is available at:
https://www.madisonfunds.com/proxy

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A. Proposal    THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

FOR AGAINST ABSTAIN
☐ ☐ ☐

1.	To approve an Agreement and Plan of Reorganization and Liquidation (the “Plan”) providing for the acquisition of all of the assets and the assumption of all of the liabilities of the Acquired Fund in exchange for shares of beneficial interest of the Dividend Income Fund (the “Acquiring Fund”), a series of Madison Funds, followed by the liquidation of the Acquired Fund; and

2.	To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

B. Authorized Signatures ─ This section must be completed for your vote to be counted. ─ Sign and Date Below
Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
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